Exhibit 99.1

LIBERTY GLOBAL SCHEDULES INVESTOR CALL FOR FIRST QUARTER 2021 RESULTS

Denver, Colorado – April 19, 2021

Liberty Global plc (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its first quarter 2021 results on Wednesday, May 5, 2021 after Nasdaq market close. You are invited to participate in its Investor Call, which will begin the following day at 09:00 a.m. (Eastern Time) on Thursday, May 6, 2021. During the call, management will discuss the Company’s results, and may provide forward-looking information. Please dial in using the information provided below at least 15 minutes prior to the start of the call.

Domestic	800-289-0459	Conference Passcode	609063

International	+1 720-543-0298

In addition to the dial-in teleconference, a summary investor presentation and listen-only webcast will be available within the Investor Relations section of www.libertyglobal.com. The webcast will be archived in the Investor Relations section of the Company’s website for at least 75 days.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is one of the world’s leading converged video, broadband and communications companies, with operations in seven European countries under the consumer brands Virgin Media, Telenet, UPC, the combined Sunrise UPC, as well as VodafoneZiggo, which is owned through a 50/50 joint venture. Our substantial scale and commitment to innovation enable us to invest in the infrastructure and digital platforms that empower our customers to make the most of the digital revolution.

Liberty Global delivers market-leading products through next-generation networks that connect customers subscribing to 49 million broadband, video, fixed and mobile telephony services across our brands. We also have significant investments in ITV, All3Media, CANAL+ Polska, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:	Corporate Communications:
Max Adkins +44 20 8483 6336	Molly Bruce +1 303 220 4202
Stefan Halters +44 20 8483 6211	Matt Beake +44 20 8483 6428
Steve Carroll +1 303 784 4505